Exhibit 10.1

CALL OPTION AND WARRANT TERMINATION AGREEMENT

This CALL OPTION AND WARRANT TERMINATION AGREEMENT (this “Termination Agreement”) is made as of January 8, 2017 between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and ARIAD Pharmaceuticals, Inc. (“Counterparty”), a Delaware corporation.

WHEREAS, Dealer and Counterparty are parties to the base call option transaction (as amended, modified or supplemented, the “Call Option Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of June 12, 2014 (as amended, modified or supplemented, the “Call Option Confirmation”);

WHEREAS, Dealer and Counterparty are parties to the base warrant transaction (as amended, modified or supplemented, the “Warrant Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of June 12, 2014 (as amended, modified or supplemented, the “Warrant Confirmation”);

WHEREAS, the parties have agreed to terminate each of the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and the Warrant Confirmation on the terms and conditions set forth herein, contingent upon the execution and delivery of the Agreement and Plan of Merger, dated as of January 8, 2017, between Counterparty, Takeda Pharmaceutical Company Limited and Kiku Merger Co., Inc. (the “Merger Agreement”), no later than 8:30 a.m. New York time on January 9, 2017 (the “Cut-off Time”);

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.             Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmation or the Warrant Confirmation, as applicable.

2.             Termination of Transactions and Confirmations. Notwithstanding anything to the contrary in the Call Option Confirmation or the Warrant Confirmation, upon the occurrence of the Effective Date (as defined below), without further action by any party hereto, each party hereto agrees that:

(a)                                 each of the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and the Warrant Confirmation, and the respective rights and obligations of each party hereto thereunder, shall be terminated, cancelled and extinguished and deemed to have been satisfied and discharged in full, and no other payments or deliveries shall be due to or from either Dealer or Counterparty pursuant to the terms of the Call Option Confirmation or the Warrant Confirmation;

(b)                                 no payment shall be due to or from either Dealer or Counterparty in connection with the termination of the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and the Warrant Confirmation; and

(c)                                  each party hereto shall be released and forever discharged by the other party hereto from any obligations under the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and the Warrant Confirmation.

3.            Effectiveness. The termination of the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and Warrant Confirmation contemplated by this Termination Agreement shall be effective upon the occurrence (the date of such occurrence, the “Effective Date”) of the execution and delivery of the Merger Agreement by the parties thereto; provided that, if such execution and delivery has not occurred prior to the Cut-off Time, then no Effective Date shall occur hereunder, this Termination Agreement shall have no further force or effect, and each of the Call Option Transaction, the Call Option Confirmation, the Warrant Transaction and the Warrant Confirmation shall remain in full force and effect.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

4.             Representations, Warranties and Agreements of Counterparty. Counterparty represents and warrants to Dealer as of the date hereof and as of the Effective Date that:

(a)                                 it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)                                 it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)                                  such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)                                 all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)                                  its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f)                                   it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million; and

(g)                                  it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act.

Counterparty agrees with Dealer that there will be an announcement of the Merger Agreement by or on behalf of it or another party to the Merger Agreement no later than 5:00 p.m. New York time on January 10, 2017.

5.             Representations and Warranties of Dealer. Dealer represents and warrants to Counterparty on the date hereof that:

(a)                                 it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)                                 it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)                                  such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)                                 all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)                                  its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6.             Notices. For purposes of this Termination Agreement, the addresses for notices or communications to the parties shall be as set forth in Section 7 of the Call Option Confirmation.

7.             Disclosure. Notwithstanding anything provided in this Termination Agreement, the Call Option Confirmation or the Warrant Confirmation, effective from the date of commencement of discussions concerning the Call Option Transaction and the Warrant Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Call Option Transaction, the Warrant Transaction and this Termination Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

8.             No Reliance, etc. Counterparty hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Termination Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

9.             Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of Dealer (“JPMS”), has acted solely as agent and not as principal with respect to this Termination Agreement and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Termination Agreement (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Termination Agreement. JPMS is authorized to act as agent for Dealer.

10.          Governing Law. THIS TERMINATION AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.          Amendment. This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto.

12.          Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.          Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Termination Agreement. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and each other party have been induced to enter into this Termination Agreement by, among other things, the mutual waivers and certifications provided herein.

14.          Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Termination Agreement, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Termination Agreement precludes any party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against any other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against any other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Termination Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.

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IN WITNESS WHEREOF the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

J.P. Morgan Securities LLC, as agent for
JPMorgan Chase Bank, National Association

By:	/s/ Santosh Sreenivasan
	Name:	SANTOSH SREENIVASAN
	Title:	MANAGING DIRECTOR

ARIAD Pharmaceuticals, Inc.

By:	/s/ Manmeet S. Soni
	Name:	MANMEET S. SONI
	Title:	CFO

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.